Exhibit 99.1

CarGurus Announces Third Quarter 2021 Results

Third Quarter Highlights:

•
Total revenue of $222.9 million, an increase of 51% year-over-year
•
GAAP operating income of $40.1 million; non-GAAP operating income of $63.1 million
•
GAAP consolidated net income of $29.3 million; non-GAAP consolidated net income of $49.5 million
•
GAAP net income attributable to common stockholders of $29.2 million; non-GAAP net income attributable to common stockholders of $46.3 million
•
Cash, cash equivalents and short-term investments of $321.1 million
•
Consolidated Adjusted EBITDA of $65.9 million; Adjusted EBITDA of $62.5 million

CAMBRIDGE, MA: November 9, 2021 — CarGurus, Inc. (Nasdaq: CARG), a multinational, online automotive platform for buying and selling vehicles, today announced financial results for the third quarter ended September 30, 2021.

"We are thrilled to have exceeded our guidance for the quarter," said Jason Trevisan, Chief Executive Officer of CarGurus. "Performance this quarter was driven by three key factors: our ongoing evolution from a listings business to an end-to-end transaction-enabled marketplace, our partnership with dealers to develop innovative digitally initiated solutions, and finally, our ability to provide consumers a self-selective digital retail journey when buying or selling a vehicle. With these three areas driving our performance during the third quarter, we were pleased to see strong dealer penetration of our CarOffer platform, swift execution and rapid expansion of CarGurus Instant Max Cash Offer, and continued innovation as we bring digitally initiated capabilities to our consumer audience and dealer partners."

Revenue

• Total revenue was $222.9 million, an increase of 51% compared to $147.5 million in the third quarter of 2020.

• Marketplace subscription revenue was $144.6 million, an increase of 11% compared to $130.0 million in the third quarter of 2020.

• Wholesale and other revenue was $78.3 million, an increase of 347% compared to $17.5 million in the third quarter of 2020.

Operating Income

• GAAP operating income was $40.1 million, or 18% of total revenue, compared to $43.6 million, or 30% of total revenue, in the third quarter of 2020.

• Non-GAAP operating income was $63.1 million, or 28% of total revenue, compared to $55.1 million, or 37% of total revenue, in the third quarter of 2020.

Consolidated Net Income, Net Income Attributable to Common Stockholders, Consolidated Adjusted EBITDA, & Adjusted EBITDA

• GAAP consolidated net income was $29.3 million during the third quarter ended September 30, 2021, compared to $32.6 million during the third quarter ended September 30, 2020.

• Non-GAAP consolidated net income was $49.5 million during the third quarter ended September 30, 2021, compared to $41.9 million during the third quarter ended September 30, 2020.

• GAAP net income attributable to common stockholders was $29.2 million, or $0.24 per fully diluted share, during the third quarter ended September 30, 2021, compared to $32.6 million, or $0.29 per fully diluted share, during the third quarter ended September 30, 2020.

• Non-GAAP net income attributable to common stockholders was $46.3 million, or $0.38 per fully diluted share, during the third quarter ended September 30, 2021, compared to $41.9 million, or $0.37 per fully diluted share, during the third quarter ended September 30, 2020.

• Consolidated Adjusted EBITDA, a non-GAAP metric, was $65.9 million for the third quarter ended September 30, 2021, compared to $57.0 million for the third quarter ended September 30, 2020.

• Adjusted EBITDA, a non-GAAP metric, was $62.5 million for the third quarter ended September 30, 2021, compared to $57.0 million for the third quarter ended September 30, 2020.

Balance Sheet and Cash Flow

• As of September 30, 2021, CarGurus had cash, cash equivalents and short-term investments of $321.1 million and no debt.

• CarGurus generated $53.7 million in cash from operations and $51.4 million in free cash flow, a non-GAAP metric, during the third quarter of 2021, compared to having generated $73.9 million in cash from operations and $72.4 million in free cash flow during the third quarter of 2020.

Third Quarter Business Metrics(1)

• U.S. revenue was $211.6 million in the third quarter of 2021, an increase of 53% compared to $138.4 million in the third quarter of 2020. U.S. marketplace subscription revenue was $134.3 million in the third quarter of 2021, an increase of 10% compared to $121.8 million in the third quarter of 2020. U.S. wholesale and other revenue was $77.3 million in the third quarter of 2021, an increase of 366% compared to $16.6 million in the third quarter of 2020. GAAP operating income in the U.S. was $41.9 million, a decrease of (10%) compared to $46.5 million in the third quarter of 2020.

• International revenue was $11.4 million in the third quarter of 2021, an increase of 25% compared to $9.1 million in the third quarter of 2020. International marketplace subscription revenue was $10.3 million in the third quarter of 2021, an increase of 27% compared to $8.1 million in the third quarter of 2020. International wholesale and other revenue was $1.0 million in the third quarter of 2021, an increase of 12% compared to $0.9 million in the third quarter of 2020. GAAP operating loss in International markets was ($1.9) million, a reduction in loss of 36% compared to a loss of ($2.9) million in the third quarter of 2020.

• Total paying dealers were 30,754 at September 30, 2021, an increase of 2% compared to 30,162 at September 30, 2020. Of the total paying dealers at September 30, 2021, U.S. and International accounted for 23,979 and 6,775, respectively, compared to 23,659 and 6,503, respectively, at September 30, 2020.

• Quarterly Average Revenue per Subscribing Dealer (“QARSD”) in the U.S. was $5,602 as of September 30, 2021, an increase of 9% compared to $5,133 as of September 30, 2020.

• QARSD in International markets was $1,524 as of September 30, 2021, an increase of 21% compared to $1,256 as of September 30, 2020.

• Website traffic and consumer engagement metrics for the third quarter of 2021 were as follows:

o
U.S. average monthly unique users were 28.8 million, a decrease of (25%) compared to 38.7 million in the third quarter of 2020. U.S. average monthly sessions were 71.2 million, a decrease of (25%) compared to 94.3 million in the third quarter of 2020.
o
International average monthly unique users were 7.5 million, a decrease of (4%) compared to 7.8 million in the third quarter of 2020. International average monthly sessions were 17.1 million, a decrease of (6%) compared to 18.3 million in the third quarter of 2020.

(1)
CarOffer is excluded from the metrics presented for paying dealers, QARSD, users and sessions.

Fourth Quarter and Full-Year 2021 Guidance

CarGurus anticipates total revenue, non-GAAP operating income, and non-GAAP earnings per share to be in the following ranges:

Fourth Quarter 2021:

•	Total revenue	$273 million to $285 million
•	Non-GAAP operating income	$44 million to $50 million
•	Non-GAAP EPS	$0.28 to $0.30

The fourth quarter 2021 non-GAAP earnings per share calculation assumes 120.5 million diluted weighted-average common shares outstanding.

Full-Year 2021:

•	Total revenue	$885 million to $897 million
•	Non-GAAP operating income	$224.4 million to $230.4 million
•	Non-GAAP EPS	$1.41 to $1.43

The full-year non-GAAP earnings per share calculation assumes 119.4 million diluted weighted-average common shares outstanding.

The assumptions that are built into guidance for the fourth quarter and full-year 2021 regarding our pace of paid dealer acquisition, churn, and expansion activity for the relevant period are based on recent market behaviors and industry conditions. Guidance for the fourth quarter and full-year 2021 excludes the effects of significant COVID-19 resurgences, including the reintroduction of lockdowns and/or a slowed pace of recovery, or other macro-level industry issues that result in dealers and consumers materially changing their recent market behaviors or that cause us to enact measures to assist dealers, such as offering fee reductions or waivers as we have done from time to time during the COVID-19 pandemic. Guidance also excludes adjustments to the carrying value of redeemable noncontrolling interests resulting from potential changes in the redemption value of such interests, and any potential impact of foreign currency exchange gains or losses.

CarGurus has not reconciled its guidance for non-GAAP operating income to GAAP operating income or non-GAAP consolidated EPS to GAAP consolidated EPS because stock-based compensation, amortization of intangible assets, acquisition-related expenses, and adjustments to the carrying value of redeemable noncontrolling interests resulting from changes in the redemption value of such interests, the reconciling items between such GAAP and non-GAAP financial measures, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions and the significance of the resulting acquisition-related expenses, including adjustments to the carrying value of redeemable noncontrolling interests resulting from potential changes in the redemption value of such interests, and therefore cannot be determined without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this release, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its third quarter 2021 financial results and business outlook at 5:00 p.m. Eastern Time today, November 9, 2021. To access the conference call, dial (877) 451-6152 for callers in the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time today, November 9, 2021, until 11:59 p.m. Eastern Time on November 23, 2021, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13722924. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at https://investors.cargurus.com.

About CarGurus

CarGurus (Nasdaq: CARG) is a multinational, online automotive platform for buying and selling vehicles that is building upon its industry-leading listings marketplace with both digital retail solutions and the CarOffer online wholesale platform. The CarGurus marketplace gives consumers the confidence to purchase or sell a vehicle either online or in-person; and gives dealerships the power to accurately price, effectively market, instantly acquire and quickly sell vehicles, all with a nationwide reach. The company uses proprietary technology, search algorithms and data analytics to bring trust, transparency, and competitive pricing to the automotive shopping experience. CarGurus is the most visited automotive shopping site in the U.S. (source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Visits, Q3 2021, U.S.).

CarGurus also operates online marketplaces under the CarGurus brand in Canada and the United Kingdom. In the United States and the United Kingdom, CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands.

To learn more about CarGurus, visit www.cargurus.com and for more information about CarOffer, visit www.caroffer.com.

CarGurus® is a registered trademark of CarGurus, Inc., and CarOffer® is a registered trademark of CarOffer, LLC. All other product names, trademarks and registered trademarks are property of their respective owners.

© 2021 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the fourth quarter and full-year 2021, our belief that the presentation of non-GAAP financial measures and other business metrics is helpful to our investors, our business and strategy and the impact of the COVID-19 pandemic and other macro-level issues on our industry, business and financial results, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our growth and ability to grow our revenue, our relationships with dealers, competition in the markets in which we operate, market growth, our ability to innovate, our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith, natural disasters, epidemics or pandemics, like COVID-19 that has negatively impacted our business, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on

Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	At September 30, 2021	At December 31, 2020
Assets
Current assets
Cash and cash equivalents	$231,091	$190,299
Investments	90,000	100,000
Accounts receivable, net of allowance for doubtful accounts of $602 and $616, respectively	85,182	18,235
Inventory	6,395	—
Prepaid expenses, prepaid income taxes and other current assets	13,183	12,385
Deferred contract costs	9,905	10,807
Restricted cash	5,753	250
Total current assets	441,509	331,976
Property and equipment, net	29,569	27,483
Intangible assets, net	92,421	10,862
Goodwill	155,707	29,129
Operating lease right-of-use assets	63,841	60,835
Restricted cash	10,377	10,377
Deferred tax assets	13,741	19,774
Deferred contract costs, net of current portion	6,866	9,189
Other non-current assets	5,886	2,673
Total assets	$819,917	$502,298
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities
Accounts payable	$55,340	$21,563
Accrued expenses, accrued income taxes and other current liabilities	21,922	24,751
Deferred revenue	12,517	9,137
Operating lease liabilities	12,671	11,085
Total current liabilities	102,450	66,536
Operating lease liabilities	61,013	58,810
Deferred tax liabilities	19	291
Other non–current liabilities	12,546	3,075
Total liabilities	176,028	128,712
Redeemable noncontrolling interest	54,633	—
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 101,003,874 and 94,310,309 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	101	94
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 16,470,842 and 19,076,500 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	16	19
Additional paid-in capital	379,808	242,181
Retained earnings	209,024	129,412
Accumulated other comprehensive income	307	1,880
Total stockholders’ equity	589,256	373,586
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$819,917	$502,298

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$222,915	$147,472	$612,031	$399,898
Cost of revenue(1)	60,033	9,762	134,408	31,252
Gross profit	162,882	137,710	477,623	368,646
Operating expenses:
Sales and marketing	66,626	57,618	200,935	189,796
Product, technology, and development	26,539	20,758	79,333	65,729
General and administrative	20,414	14,279	67,095	44,297
Depreciation and amortization	9,227	1,488	25,916	4,529
Total operating expenses	122,806	94,143	373,279	304,351
Income from operations	40,076	43,567	104,344	64,295
Other income, net	143	205	426	1,407
Income before income taxes	40,219	43,772	104,770	65,702
Provision for income taxes	10,952	11,209	28,556	13,312
Consolidated net income	29,267	32,563	76,214	52,390
Net income (loss) attributable to redeemable noncontrolling interest	68	—	(3,398)	—
Net income attributable to common stockholders	$29,199	$32,563	$79,612	$52,390
Net income per share attributable to common stockholders:
Basic	$0.25	$0.29	$0.68	$0.46
Diluted	$0.24	$0.29	$0.66	$0.46
Weighted-average number of shares of common stock used in computing net income per share attributable to common stockholders:
Basic	117,412,164	113,027,995	116,955,188	112,707,003
Diluted	120,438,373	113,966,863	119,051,228	113,732,616

(1) Includes depreciation and amortization expense for the three months ended September 30, 2021 and 2020 and for the nine months ended September 30, 2021 and 2020 of $1,429, $944, $3,571 and $4,250, respectively.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Operating Activities
Consolidated net income	$29,267	$32,563	$76,214	$52,390
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	10,656	2,432	29,487	8,779
Currency (gain) loss on foreign denominated transactions	(42)	59	(72)	(32)
Deferred taxes	3,438	10,074	5,774	14,769
Provision for doubtful accounts	277	84	727	1,742
Stock-based compensation expense	13,804	11,028	42,551	34,403
Amortization of deferred contract costs	3,189	2,954	9,643	8,595
Impairment of website development costs	2,351	—	2,351	—
Changes in operating assets and liabilities:
Accounts receivable, net	(3,613)	301	(51,595)	5,954
Inventory	(4,057)	—	(4,057)	—
Prepaid expenses, prepaid income taxes, and other assets	1,048	4,269	(2,970)	7,104
Deferred contract costs	(1,424)	(2,848)	(6,522)	(6,922)
Accounts payable	9,215	6,169	24,548	(19,745)
Accrued expenses, accrued income taxes, and other liabilities	(10,772)	5,860	4,808	1,726
Deferred revenue	(599)	1,475	3,390	(313)
Lease obligations	990	(542)	786	356
Net cash provided by operating activities	53,728	73,878	135,063	108,806
Investing Activities
Purchases of property and equipment	(263)	(161)	(4,935)	(2,732)
Capitalization of website development costs	(2,036)	(1,350)	(4,145)	(3,045)
Cash paid for acquisitions, net of cash acquired	—	(52)	(64,273)	(21,056)
Investments in certificates of deposit	(45,000)	—	(90,000)	—
Maturities of certificates of deposit	40,000	43,000	100,000	111,692
Net cash (used in) provided by investing activities	(7,299)	41,437	(63,353)	84,859
Financing Activities
Proceeds from exercise of stock options	139	66	537	995
Payment of finance lease obligations	(16)	(10)	(29)	(28)
Payment of withholding taxes and option costs on net share settlement of restricted stock units and stock options	(3,106)	(2,922)	(11,314)	(8,708)
Repayment of line of credit	—	—	(14,250)	—
Net cash used in financing activities	(2,983)	(2,866)	(25,056)	(7,741)
Impact of foreign currency on cash, cash equivalents, and restricted cash	(224)	147	(359)	171
Net increase in cash, cash equivalents, and restricted cash	43,222	112,596	46,295	186,095
Cash, cash equivalents, and restricted cash at beginning of period	203,999	144,222	200,926	70,723
Cash, cash equivalents, and restricted cash at end of period	$247,221	$256,818	$247,221	$256,818

Unaudited Reconciliation of Marketplace Subscription Revenue

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
United States	$134,261	$121,814	$400,377	$330,295
International	10,328	8,139	28,017	21,477
Total	$144,589	$129,953	$428,394	$351,772

Unaudited Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
GAAP operating income	$40,076	$43,567	$104,344	$64,295
Stock-based compensation expense	15,169	11,030	53,102	34,634
Amortization of intangible assets	7,854	495	22,358	1,412
Acquisition-related expenses	—	—	709	968
Restructuring expenses(1)	—	—	—	3,514
Non-GAAP operating income	$63,099	$55,092	$180,513	$104,823

GAAP operating margin	18%	30%	17%	16%
Non-GAAP operating margin	28%	37%	29%	26%

(1) Excludes stock-based compensation expense of $753 for the nine months ended September 30, 2020 related to the expense reduction plan approved by our Board of Directors on April 13, 2020 to address the impact of the COVID-19 pandemic on our business (the “Expense Reduction Plan”), as the amount is already included within the stock-based compensation line item.

Unaudited Reconciliation of GAAP Consolidated Net Income to Non-GAAP Net Income Attributable to Common Stockholders

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
GAAP consolidated net income	$29,267	$32,563	$76,214	$52,390
Stock-based compensation expense, net of tax(1)	11,984	8,714	41,951	27,361
Change in tax provision from stock-based compensation expense(2)	410	175	1,033	(311)
Amortization of intangible assets	7,854	495	22,358	1,412
Acquisition-related expenses	—	—	709	968
Restructuring expenses(3)	—	—	—	3,514
Non-GAAP consolidated net income	49,515	41,947	142,265	85,334
Net income attributable to redeemable noncontrolling interest	(3,172)	—	(7,311)	—
Non-GAAP net income attributable to common stockholders	$46,343	$41,947	$134,954	$85,334
Non-GAAP net income per share attributable to common stockholders:
Basic	$0.39	$0.37	$1.15	$0.76
Diluted	$0.38	$0.37	$1.13	$0.75
GAAP Shares used in non-GAAP per share calculations
Basic	117,412	113,028	116,955	112,707
Diluted	120,438	113,967	119,051	113,733
(1) The stock-based compensation amounts reflected in the table above are tax effected at the U.S. federal statutory tax rate of 21%.
(2) This adjustment reflects the tax effect of differences between tax deductions related to stock compensation and the corresponding financial statement expense.

(3) Excludes stock-based compensation expense related to the Expense Reduction Plan of $753 for the nine months ended September 30, 2020 as the amount is already included within the stock-based compensation line items.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$222,915	$147,472	$612,031	$399,898
Cost of revenue	60,033	9,762	134,408	31,252
Gross profit	162,882	137,710	477,623	368,646
Stock-based compensation expense included in Cost of revenue	110	57	311	241
Acquisition-related expenses included in Cost of revenue	—	—	—	22
Restructuring expenses included in Cost of revenue	—	—	—	1,051
Non-GAAP gross profit	$162,992	$137,767	$477,934	$369,960

GAAP gross profit margin	73%	93%	78%	92%
Non-GAAP gross profit margin	73%	93%	78%	93%

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense

(in thousands)

	Three Months Ended September 30,
	2021						2020
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Restructuring expenses	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Restructuring expenses	Non-GAAP expense
Cost of revenue	$60,033	$(110)	$—	$—	$—	$59,923	$9,762	$(57)	$—	$—	$—	$9,705
S&M	66,626	(2,717)	—	—	—	63,909	57,618	(2,450)	—	—	—	55,168
P,T&D(1)	26,539	(5,583)	—	—	—	20,956	20,758	(5,140)	—	—	—	15,618
G&A	20,414	(6,759)	—	—	—	13,655	14,279	(3,383)	—	—	—	10,896
Depreciation & amortization	9,227	—	(7,854)	—	—	1,373	1,488	—	(495)	—	—	993
Operating expenses(2)	$122,806	$(15,059)	$(7,854)	$—	$—	$99,893	$94,143	$(10,973)	$(495)	$—	$—	82,675
Total expenses	$182,839	$(15,169)	$(7,854)	$—	$—	$159,816	$103,905	$(11,030)	$(495)	$—	$—	$92,380
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

	Nine Months Ended September 30,
	2021						2020
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Restructuring expenses	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Restructuring expenses(3)	Non-GAAP expense
Cost of revenue	$134,408	$(311)	$—	$—	$—	$134,097	$31,252	$(241)	$—	$(22)	$(1,051)	$29,938
S&M	200,935	(9,040)	—	—	—	191,895	189,796	(8,206)	—	(152)	(1,668)	179,770
P,T&D(1)	79,333	(17,585)	—	—	—	61,748	65,729	(15,861)	—	(527)	(679)	48,662
G&A	67,095	(26,166)	—	(709)	—	40,220	44,297	(10,326)	—	(267)	(116)	33,588
Depreciation & amortization	25,916	—	(22,358)	—	—	3,558	4,529	—	(1,412)	—	—	3,117
Operating expenses(2)	$373,279	$(52,791)	$(22,358)	$(709)	$—	$297,421	$304,351	$(34,393)	$(1,412)	$(946)	$(2,463)	$265,137
Total expenses	$507,687	$(53,102)	$(22,358)	$(709)	$—	$431,518	$335,603	$(34,634)	$(1,412)	$(968)	$(3,514)	$295,075
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

(3) Excludes stock-based compensation expense related to the Expense Reduction Plan of $753 for the nine months ended September 30, 2020 as the amount is already included within the stock-based compensation line items.

Unaudited Reconciliation of GAAP Consolidated Net Income to Consolidated Adjusted EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Consolidated net income	$29,267	$32,563	$76,214	$52,390
Depreciation and amortization	10,656	2,432	29,487	8,779
Stock-based compensation expense	15,169	11,030	53,102	34,634
Acquisition-related expenses	—	—	709	968
Restructuring expenses(1)	—	—	—	3,514
Other income, net	(143)	(205)	(426)	(1,407)
Provision for income taxes	10,952	11,209	28,556	13,312
Consolidated Adjusted EBITDA	65,901	57,029	187,642	112,190
Net income attributable to redeemable noncontrolling interest	(3,357)	—	(8,094)	—
Adjusted EBITDA	$62,544	$57,029	$179,548	$112,190

(1) Excludes stock-based compensation expense related to the Expense Reduction Plan of $753 for the nine months ended September 30, 2020 as the amount is already included within the stock-based compensation line items.

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
GAAP net cash and cash equivalents provided by operating activities	$53,728	$73,878	$135,063	$108,806
Purchases of property and equipment	(263)	(161)	(4,935)	(2,732)
Capitalization of website development costs	(2,036)	(1,350)	(4,145)	(3,045)
Non-GAAP free cash flow	$51,429	$72,367	$125,983	$103,029

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

We define Consolidated Adjusted EBITDA as consolidated net income, adjusted to exclude: depreciation and amortization, stock-based compensation expense, acquisition-related expenses, restructuring expenses, other income, net, and the provision for income taxes. We define Adjusted EBITDA as Consolidated Adjusted EBITDA adjusted to exclude net income attributable to the minority interest in acquired entities, adjusted for all prior limitations to Adjusted EBITDA as previously described. We have presented Consolidated Adjusted EBITDA and Adjusted EBITDA because they are key measures used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating each of Consolidated Adjusted EBITDA and Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of the Company’s financial performance that represents the cash that the Company is able to generate after expenditures required to maintain or expand our asset base.

We also monitor operating measures of certain non-GAAP items including non-GAAP gross profit, non-GAAP gross margin, non-GAAP expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income attributable to common stockholders per share. These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of intangible assets, restructuring expenses, acquisition-related expenses, and net income attributable to redeemable noncontrolling interests. Non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income attributable to common stockholders per share also exclude the change in tax provision from stock-based compensation expense. Our calculations of non-GAAP net income attributable to common stockholders per share utilize applicable GAAP share counts as included in the accompanying financial statement tables included in this press release. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions as well as restructuring and the significance of the resulting acquisition-related expenses, restructuring expenses, or associated income or losses attributable to redeemable noncontrolling interests, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define a paying dealer as a dealer account with an active, paid marketplace subscription at the end of a defined period.

We define QARSD, which is measured at the end of a fiscal quarter, as the marketplace subscription revenue during that trailing quarter divided by the average number of paying dealers in that marketplace during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two.

For each of our websites, we define a monthly unique user as an individual who has visited any such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users of each of our websites in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses any of our websites during a calendar month. If an individual accesses a website using a different device within a given month, the first access by each such device is counted as a separate unique user. If an individual uses multiple browsers on a single device and/or clears their cookies and returns to our site within a calendar month, we count each such visit as a unique user.

We define monthly sessions as the number of distinct visits to our websites that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a computer or mobile device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or each night at midnight (i) Eastern Time for our United States and Canada websites, other than the Autolist website, (ii) Pacific Time for the Autolist website, and (iii) Greenwich Mean Time for our U.K. websites. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer.

We define leads as user inquiries via our marketplace to dealers by phone calls, email, or managed text and chat.

Investor Contact:

Kirndeep Singh

Vice President, Investor Relations

investors@cargurus.com